Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces First Quarter Earnings Increase of 20.1% Over Prior Year

Executive Snapshot:

•	Continued strong financial results:
o	First quarter 2014 compared to 2013:
▪	Net income up 20.1%
▪	Diluted EPS up 19.6%
▪	Return on average assets (ROA) rose 13 basis points to 0.99%
▪	Return on average equity (ROE) rose 174 basis points to 12.09%
▪	Significant improvement in the efficiency ratio from 54.33% in 2013 to 51.28% in 2014

•	Continued expansion of customer base:
o	Focus on capitalizing on the opportunities presented by expanded branch franchise
o	Deposits per branch grew from $28.0 million at year-end 2013 to $28.7 million at March 31, 2014
o	Average core deposits grew $90.7 million from Q1 2013 to Q1 2014

•	Loan portfolio reaches all-time high:
o	Average loans were up $233.5 million or 8.7% from Q1 2013 to Q1 2014
o	Residential mortgage loans comprised $219.1 million of the increase
o	At $2.94 billion, loans have reached an all-time high

•	Asset quality improvement:
o	Non-performing assets (NPAs) fell $5.8 million to $53.9 million at March 31, 2014 compared to $59.7 million at March 31, 2013
o	NPAs to total assets improved from 1.35% to 1.18% over the last year
o	NCOs to average loans improved from 0.34% in Q1 2013 to 0.30% in Q1 2014

FOR IMMEDIATE RELEASE:

TrustCo Announces First Quarter Earnings Increase Of 20.1% Over Prior Year

Glenville, New York –April 21, 2014

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that net income rose to $11.0 million in the quarter ended March 31, 2014, up 20.1% from $9.2 million for the quarter ended March 31, 2013.

Robert J. McCormick, President and Chief Executive Officer noted, “Our results for the first quarter of 2014 continued our progress in terms of solid bottom line growth and in positioning our business for the future. In addition to the significant increase in net income, we continued to add profitable customer relationships on both the loan and deposit sides of the Bank. Our highly liquid balance sheet continues to allow us to fund our loan growth without having to overpay for deposits. The first quarter was a strong start for TrustCo and we look forward to the remainder of 2014 with optimism. We continue to take advantage of opportunities as they are presented.”

TrustCo saw continued strong loan growth in the first quarter of 2014. The gains were primarily funded by continued expansion of retail deposits. Lower yielding investment securities declined during the quarter, with most of the proceeds invested in short term instruments as of quarter-end. The shift towards loans helped offset part of the impact from continued low yields on cash and securities, while this liquidity provides for opportunities when interest rate conditions improve.

Mr. McCormick also noted “We are encouraged by the continued economic improvements where we operate, particularly Florida, and believe that we are well positioned to capitalize on these changes. Our long-term focus on traditional lending criteria and conservative balance sheet management has enabled us to maintain a strong balance sheet and continued profitability. As a result, we have been able to focus on conducting business, which has significantly enhanced our reputation and put us in a position to take advantage of changes in market and competitive conditions.”

Return on average assets and return on average equity were 0.99% and 12.09%, respectively for the first quarter of 2014, compared to 0.86% and 10.35% for the first quarter of 2013. Diluted earnings per share were $0.116 for the first quarter of 2014, up 19.6% from $0.097 for the first quarter of 2013.

On a year-over-year basis, average loans were up $233.5 million or 8.7% in the first quarter of 2014, over the same period in 2013. Average deposits were up $141.6 million for the first quarter of 2014 over the same period a year earlier. Customers continued to move some funds into certificates with slightly longer maturities, which may help TrustCo if rates rise, without having a material impact on the current cost of funds. During this time period core deposits rose $90.7 million. Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits. Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.

While some banks have backed away from branches, a customer friendly branch franchise continues to be the key to our long term plans. During 2013 we celebrated the ten year anniversary of our expansion into Florida, while at the same time making significant progress expanding loans and deposits throughout our branch network. We expect that trend to continue as the new branches continue to grow. At March 31, 2014, our average branch had $28.7 million of deposits, up $731 thousand compared to the prior year. We also note we have always designed our branches to be smaller and more cost effective than those built by many of our competitors. We have utilized open floor plans that help maximize the value of our branches. We remain mindful that fully achieving our goals for our newer branches will take time and continued work. We believe our success in growing customer relationships provides the basic building blocks that will help drive profit growth for the coming years.”

Asset quality, reserve coverage of nonperforming loans (NPLs) and net charge-offs all improved from March 31, 2013 to March 31, 2014. NPLs declined to $44.9 million at March 31, 2014, compared to $49.9 million at March 31, 2013 and nonperforming assets (NPAs) declined to $53.9 million from $59.7 million over the same period. NPLs were equal to 1.53% of total loans at March 31, 2014, compared to 1.84% a year earlier. The coverage ratio, or allowance for loan losses to NPLs, was 104.7% at March 31, 2014, compared to 95.6% at March 31, 2013. Overall, virtually every asset quality indicator improved during the first quarter of 2014 relative to the first quarter of 2013. The ratio of reserves to total loans was 1.60% as of March 31, 2014, compared to 1.76% at March 31, 2013. This decline was due primarily to new loan growth over the last year.

The net interest margin for the first quarter of 2014 was 3.13%, compared to 3.15% in the fourth quarter of 2013. Included in first quarter of 2014 results was a gain of $1.6 million on the previously disclosed sale of the regional operations center in Florida. First quarter results also reflect the impact of New York State tax law changes which required a deferred tax asset write-down of $200 thousand.

At March 31, 2014 the tangible equity ratio was 8.11% compared to 7.99% at December 31, 2013 and 8.17% at March 31, 2013. Tangible book value per share ended the first quarter at $3.93 compared to $3.83 in the year-ago period.

TrustCo Bank Corp NY is a $4.6 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 139 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2013.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.
A conference call to discuss first quarter 2014 results will be held at 9:00 a.m. Eastern Time on April 22, 2014. Those wishing to participate in the call may dial toll-free 1-888-317-6016. International callers must dial 1-412-317-6016. A replay of the call will be available thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10043698. The call will also be audio webcast at: https://services.choruscall.com/links/trst140422.html, and will be available for one year.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” may include statements regarding future events or performance. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement: our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; results of examinations of Trustco Bank and TrustCo by our respective regulators; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2013, as amended, and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	03/31/14		12/31/13	03/31/13
Summary of operations
Net interest income (TE)	$34,701		34,577	33,707
Provision for loan losses	1,500		1,500	2,000
Net securities transactions	6		188	2
Noninterest income, excluding net securities transactions	5,753		4,660	4,590
Noninterest expense	20,801		20,891	21,557
Net income	11,011		10,629	9,168

Per common share
Net income per share:
- Basic	$0.116		0.113	0.097
- Diluted	0.116		0.112	0.097
Cash dividends	0.066		0.066	0.066
Tangible Book value at period end	3.93		3.82	3.83
Market price at period end	7.04		7.18	5.58

At period end
Full time equivalent employees	709		708	761
Full service banking offices	139		139	138

Performance ratios
Return on average assets	0.99%		0.94	0.86
Return on average equity	12.09		11.78	10.35
Efficiency (1)	51.28		52.15	54.33
Net interest spread (TE)	3.08		3.10	3.13
Net interest margin (TE)	3.13		3.15	3.19
Dividend payout ratio	56.36		58.44	67.33

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	8.11		7.99	8.17

Asset quality analysis at period end
Nonperforming loans to total loans	1.53		1.49	1.84
Nonperforming assets to total assets	1.18		1.15	1.35
Allowance for loan losses to total loans	1.60		1.64	1.76
Coverage ratio (3)	1.0	x	1.1	1.0

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions and the net gain on sale of building).
(2)	The tangible equity ratio excludes $553,000 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Interest and dividend income:
Interest and fees on loans	$32,874	32,658	32,166	31,639	31,481
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	506	586	571	627	816
State and political subdivisions	68	96	127	148	191
Mortgage-backed securities and collateralized mortgage obligations-residential	3,078	3,027	2,888	2,701	2,769
Corporate bonds	59	138	223	233	218
Small Business Administration-guaranteed participation securities	556	562	558	564	496
Mortgage-backed securities and collateralized mortgage obligations-commercial	38	38	39	38	29
Other securities	4	4	5	3	5
Total interest and dividends on securities available for sale	4,309	4,451	4,411	4,314	4,524

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	625	649	686	716	789
Corporate bonds	154	153	154	214	312
Total interest on held to maturity securities	779	802	840	930	1,101

Federal Reserve Bank and Federal Home Loan Bank stock	133	129	121	121	119

Interest on federal funds sold and other short-term investments	351	324	344	327	245
Total interest income	38,446	38,364	37,882	37,331	37,470

Interest expense:
Interest on deposits:
Interest-bearing checking	84	83	84	82	80
Savings	763	790	798	829	916
Money market deposit accounts	599	611	590	630	685
Time deposits	1,951	1,982	1,937	1,883	1,820
Interest on short-term borrowings	393	382	370	367	364
Total interest expense	3,790	3,848	3,779	3,791	3,865

Net interest income	34,656	34,516	34,103	33,540	33,605

Provision for loan losses	1,500	1,500	1,500	2,000	2,000
Net interest income after provision for loan losses	33,156	33,016	32,603	31,540	31,605

Noninterest income:
Trustco Financial Services income	1,510	1,276	1,317	1,287	1,421
Fees for services to customers	2,521	2,917	2,903	2,968	2,887
Net gain on securities transactions	6	188	-	1,432	2
Other	1,722	467	194	229	282
Total noninterest income	5,759	4,848	4,414	5,916	4,592

Noninterest expenses:
Salaries and employee benefits	7,592	8,664	7,935	7,647	8,178
Net occupancy expense	4,259	4,226	3,911	3,910	4,053
Equipment expense	1,752	1,514	1,567	1,582	1,718
Professional services	1,286	1,409	1,255	1,565	1,420
Outsourced services	1,325	1,075	1,350	1,350	1,350
Advertising expense	599	835	548	714	730
FDIC and other insurance	904	952	1,009	1,004	1,010
Other real estate expense, net	855	430	946	1,473	749
Other	2,229	1,786	2,167	2,624	2,349
Total noninterest expenses	20,801	20,891	20,688	21,869	21,557

Income before taxes	18,114	16,973	16,329	15,587	14,640
Income taxes	7,103	6,344	6,077	5,824	5,472

Net income	$11,011	10,629	10,252	9,763	9,168
Net income per Common Share:
- Basic	$0.116	0.113	0.109	0.104	0.097

- Diluted	0.116	0.112	0.109	0.104	0.097

Average basic shares (thousands)	94,452	94,347	94,228	94,204	94,068
Average diluted shares (thousands)	94,581	94,472	94,275	94,211	94,073

Note: Taxable equivalent net interest income	$34,701	34,577	34,180	33,630	33,707

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
ASSETS:

Cash and due from banks	$46,127	46,453	45,088	40,580	39,512
Federal funds sold and other short term investments	687,003	536,591	510,561	588,252	405,262
Total cash and cash equivalents	733,130	583,044	555,649	628,832	444,774

Securities available for sale:
U. S. government sponsored enterprises	92,708	198,829	193,614	188,133	263,165
States and political subdivisions	4,968	7,758	11,199	12,159	15,265
Mortgage-backed securities and collateralized mortgage obligations-residential	524,197	532,449	534,301	504,793	612,555
Corporate bonds	6,402	10,471	53,094	53,053	59,239
Small Business Administration-guaranteed participation securities	101,821	103,029	104,863	108,665	115,464
Mortgage-backed securities and collateralized mortgage obligations-commercial	10,543	10,558	10,715	10,725	11,136
Other securities	653	660	660	660	660
Total securities available for sale	741,292	863,754	908,446	878,188	1,077,484

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	72,188	76,270	81,337	88,852	98,038
Corporate bonds	9,948	9,945	9,941	9,937	19,935
Total held to maturity securities	82,136	86,215	91,278	98,789	117,973

Federal Reserve Bank and Federal Home Loan Bank stock	10,500	10,500	10,500	10,500	9,632

Loans:
Commercial	220,443	223,481	212,833	216,977	212,637
Residential mortgage loans	2,374,874	2,338,944	2,279,064	2,205,334	2,154,188
Home equity line of credit	339,971	340,489	337,178	334,571	332,111
Installment loans	5,714	5,895	5,894	5,544	4,831
Loans, net of deferred fees and costs	2,941,002	2,908,809	2,834,969	2,762,426	2,703,767
Less:
Allowance for loan losses	47,035	47,714	47,722	47,589	47,658
Net loans	2,893,967	2,861,095	2,787,247	2,714,837	2,656,109

Bank premises and equipment, net	35,267	34,414	34,559	38,301	35,787
Other assets	82,445	82,430	71,728	73,757	69,998

Total assets	$4,578,737	4,521,452	4,459,407	4,443,204	4,411,757

LIABILITIES:
Deposits:
Demand	$327,779	318,456	314,660	314,985	298,243
Interest-bearing checking	628,752	611,127	591,590	591,844	579,077
Savings accounts	1,236,331	1,218,038	1,221,791	1,228,281	1,213,226
Money market deposit accounts	648,244	648,402	650,688	634,804	656,577
Certificates of deposit (in denominations of $100,000 or more)	432,168	419,301	405,575	397,707	384,559
Other time accounts	713,944	711,747	710,064	725,255	725,998
Total deposits	3,987,218	3,927,071	3,894,368	3,892,876	3,857,680

Short-term borrowings	195,411	204,162	185,226	176,325	171,019
Accrued expenses and other liabilities	24,329	28,406	25,425	25,380	22,169

Total liabilities	4,206,958	4,159,639	4,105,019	4,094,581	4,050,868

SHAREHOLDERS' EQUITY:
Capital stock	98,927	98,927	98,912	98,912	98,912
Surplus	172,964	173,144	173,408	173,897	174,386
Undivided profits	152,237	147,432	143,015	138,953	135,373
Accumulated other comprehensive income (loss), net of tax	(9,452)	(13,803)	(15,923)	(16,831)	(169)
Treasury stock at cost	(42,897)	(43,887)	(45,024)	(46,308)	(47,613)

Total shareholders' equity	371,779	361,813	354,388	348,623	360,889

Total liabilities and shareholders' equity	$4,578,737	4,521,452	4,459,407	4,443,204	4,411,757

Outstanding shares (thousands)	94,564	94,463	94,334	94,204	94,071

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets
	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13
New York and other states*
Loans in nonaccrual status:
Commercial	$4,853	6,952	5,436	5,891	5,978
Real estate mortgage - 1 to 4 family	34,597	31,045	30,643	30,736	34,027
Installment	103	93	71	36	35
Total non-accrual loans	39,553	38,090	36,150	36,663	40,040
Other nonperforming real estate mortgages - 1 to 4 family	162	166	170	174	225
Total nonperforming loans	39,715	38,256	36,320	36,837	40,265
Other real estate owned	4,707	3,348	3,011	3,918	4,461
Total nonperforming assets	$44,422	41,604	39,331	40,755	44,726

Florida
Loans in nonaccrual status:
Commercial	$517	-	-	583	2,595
Real estate mortgage - 1 to 4 family	4,668	5,137	5,406	6,022	7,013
Installment	7	-	-	-	1
Total non-accrual loans	5,192	5,137	5,406	6,605	9,609
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	5,192	5,137	5,406	6,605	9,609
Other real estate owned	4,300	5,381	6,816	6,427	5,406
Total nonperforming assets	$9,492	10,518	12,222	13,032	15,015

Total
Loans in nonaccrual status:
Commercial	$5,370	6,952	5,436	6,474	8,573
Real estate mortgage - 1 to 4 family	39,265	36,182	36,049	36,758	41,040
Installment	110	93	71	36	36
Total non-accrual loans	44,745	43,227	41,556	43,268	49,649
Other nonperforming real estate mortgages - 1 to 4 family	162	166	170	174	225
Total nonperforming loans	44,907	43,393	41,726	43,442	49,874
Other real estate owned	9,007	8,729	9,827	10,345	9,867
Total nonperforming assets	$53,914	52,122	51,553	53,787	59,741

Quarterly Net Chargeoffs
	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13
New York and other states*
Commercial	$242	176	585	49	248
Real estate mortgage - 1 to 4 family	851	1,194	1,215	1,885	1,563
Installment	44	(2)	25	13	15
Total net chargeoffs	$1,137	1,368	1,825	1,947	1,826

Florida
Commercial	$612	(1)	(502)	(1)	99
Real estate mortgage - 1 to 4 family	428	138	41	123	344
Installment	2	3	3	-	-
Total net chargeoffs	$1,042	140	(458)	122	443

Total
Commercial	$854	175	83	48	347
Real estate mortgage - 1 to 4 family	1,279	1,332	1,256	2,008	1,907
Installment	46	1	28	13	15
Total net chargeoffs	$2,179	1,508	1,367	2,069	2,269

Asset Quality Ratios
	03/31/14		12/31/13		09/30/13		06/30/13		03/31/13

Total nonperforming loans(1)	$44,907		43,393		41,726		43,442		49,874
Total nonperforming assets(1)	53,914		52,122		51,553		53,787		59,741
Total net chargeoffs(2)	2,179		1,508		1,367		2,069		2,269

Allowance for loan losses(1)	47,035		47,714		47,722		47,589		47,658

Nonperforming loans to total loans	1.53%		1.49%		1.47%		1.57%		1.84%
Nonperforming assets to total assets	1.18%		1.15%		1.16%		1.21%		1.35%
Allowance for loan losses to total loans	1.60%		1.64%		1.68%		1.72%		1.76%
Coverage ratio(1)	104.7%		110.0%		114.4%		109.5%		95.6%
Annualized net chargeoffs to average loans(2)	0.30%		0.21%		0.20%		0.29%		0.34%
Allowance for loan losses to annualized net chargeoffs(2)	5.4	x	7.9	x	8.7	x	6.0	x	5.3	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Three months ended			Three months ended
(Unaudited)	March 31, 2014			March 31, 2013
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$169,355	506	1.19%	$270,953	816	1.20%
Mortgage backed securities and collateralized mortgage obligations-residential	545,823	3,078	2.26	557,408	2,769	1.99
State and political subdivisions	6,133	105	6.85	18,556	285	6.15
Corporate bonds	8,548	59	2.78	47,358	218	1.84
Small Business Administration-guaranteed participation securities	110,098	556	2.02	99,683	496	1.99
Mortgage backed securities and collateralized mortgage obligations-commercial	10,939	38	1.39	8,378	29	1.38
Other	660	4	2.42	660	5	3.03

Total securities available for sale	851,556	4,346	2.04	1,002,996	4,618	1.84

Federal funds sold and other short-term Investments	575,352	351	0.25	405,953	245	0.24

Held to maturity securities:
Corporate bonds	9,947	154	6.18	22,271	312	5.61
Mortgage backed securities and collateralized mortgage obligations-residential	74,324	625	3.36	103,607	789	3.05

Total held to maturity securities	84,271	779	3.70	125,878	1,101	3.50

Federal Reserve Bank and Federal Home Loan Bank stock	10,500	133	5.07	9,632	119	4.94

Commercial loans	222,332	2,797	5.03	216,210	2,847	5.27
Residential mortgage loans	2,355,125	26,982	4.60	2,136,067	25,684	4.83
Home equity lines of credit	340,681	2,936	3.49	333,434	2,800	3.41
Installment loans	5,596	167	12.11	4,528	158	14.20

Loans, net of unearned income	2,923,734	32,882	4.52	2,690,239	31,489	4.70

Total interest earning assets	4,445,413	38,491	3.48	4,234,698	37,572	3.56

Allowance for loan losses	(48,219)			(48,458)
Cash & non-interest earning assets	130,091			152,902

Total assets	$4,527,285			$4,339,142

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$605,741	84	0.06%	$552,575	80	0.06%
Money market accounts	646,601	599	0.38	659,172	685	0.42
Savings	1,225,364	763	0.25	1,203,580	916	0.31
Time deposits	1,139,811	1,951	0.69	1,088,877	1,820	0.68

Total interest bearing deposits	3,617,517	3,397	0.38	3,504,204	3,501	0.41
Short-term borrowings	202,175	393	0.79	168,059	364	0.88

Total interest bearing liabilities	3,819,692	3,790	0.40	3,672,263	3,865	0.43

Demand deposits	316,009			287,700
Other liabilities	22,311			20,003
Shareholders' equity	369,273			359,176

Total liabilities and shareholders' equity	$4,527,285			$4,339,142

Net interest income , tax equivalent		34,701			33,707

Net interest spread			3.08%			3.13%

Net interest margin (net interest income to total interest earning assets)			3.13%			3.19%

Tax equivalent adjustment		(45)			(102)

Net interest income		34,656			33,605

Non-GAAP Financial Measures Reconciliation

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue. We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, which we refer to below as recurring expense, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on securities from this calculation, which we refer to below as recurring revenue. We believe that this provides one reasonable measure of core expenses relative to core revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. Our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share and efficiency ratio to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)
	03/31/14	12/31/13	03/31/13
Tangible Book Value Per Share

Equity	$371,779	361,813	360,889
Less: Intangible assets	553	553	553
Tangible equity	371,226	361,260	360,336

Shares outstanding	94,564	94,463	94,071
Tangible book value per share	3.93	3.82	3.83
Book value per share	3.93	3.83	3.84

Tangible Equity to Tangible Assets
Total Assets	4,578,737	4,521,452	4,411,757
Less: Intangible assets	553	553	553
Tangible assets	4,578,184	4,520,899	4,411,204

Tangible Equity to Tangible Assets	8.11%	7.99%	8.17%
Equity to Assets	8.12%	8.00%	8.18%

	3 Months Ended
Efficiency Ratio	03/31/14	12/31/13	03/31/13

Net interest income (fully taxable equivalent)	$34,701	34,577	33,707
Non-interest income	5,759	4,848	4,592
Less: Net gain on sale of building	1,556	-	-
Less: Net gain on securities	6	188	2
Recurring revenue	38,898	39,237	38,297

Total Noninterest expense	20,801	20,891	21,557
Less: Other real estate expense, net	855	430	749
Recurring expense	19,946	20,461	20,808

Efficiency Ratio	51.28%	52.15%	54.33%